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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-16531 of WorldCom, Inc. (f/k/a LDDS Communications, Inc. of our report dated February 2, 1995, with respect to the combined financial statements of WilTel Network Services for the years ended December 31, 1994 and 1993 included in the Current Report on Form 8-K/A of LDDS Communications, Inc. dated August 22, 1994, filed with the Securities and Exchange Commission.




                                                    ERNST & YOUNG LLP


Tulsa, Oklahoma
December 31, 1996